Exhibit 99.1

KKR & Co. L.P. Announces First Quarter 2015 Results

Exit Activity and Realized Cash Carry Drive Strong Distributable Earnings

GAAP net income (loss) attributable to KKR & Co. L.P. was $270.5 million for the quarter ended March 31, 2015, up from $210.0 million for the quarter ended March 31, 2014.

Total distributable earnings was $516.5 million for the quarter ended March 31, 2015, up from $446.8 million for the quarter ended March 31, 2014.

Distribution per common unit was $0.46 for the quarter ended March 31, 2015, up from $0.43 for the quarter ended March 31, 2014.

Economic net income (“ENI”) was $599.4 million for the quarter ended March 31, 2015, down from $630.3 million for the quarter ended March 31, 2014.

ENI after taxes per adjusted unit was $0.62 for the quarter ended March 31, 2015, down from $0.77 for the quarter ended March 31, 2014.

Fee and yield earnings were $168.0 million for the quarter ended March 31, 2015, up from $162.9 million for the quarter ended March 31, 2014.

Book value was $10.4 billion on a total reportable segment basis as of March 31, 2015 or $12.19 per adjusted unit.

Return on equity and cash return on equity were 15% and 20%, respectively.

Assets under management (“AUM”) and fee paying assets under management (“FPAUM”) totaled $99.1 billion and $82.9 billion, respectively, as of March 31, 2015.

NEW YORK--(BUSINESS WIRE)--April 23, 2015--KKR & Co. L.P. (NYSE:KKR) today reported its first quarter 2015 results.

For the quarter ended March 31, 2015, the fair value of our private equity portfolio appreciated 5.1%.

KKR declares a distribution of $0.46 per common unit, which includes $0.22 of realized cash carry, the 20th consecutive quarter that realized cash carry has been a component of the distribution.

“We had a good start to the year with strong returns and cash flow generation, which translated into $599 million of economic net income and $517 million of total distributable earnings,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Additionally, our balance sheet continues to perform, resulting in a 20% cash return on equity over the twelve months ending March 31st.”

Note: Certain financial measures, including total distributable earnings, FRE, ENI, ENI after taxes, fee and yield earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits B and C for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP net income (loss) for the quarter ended March 31, 2015, included net income (loss) attributable to KKR & Co. L.P. of $270.5 million and net income (loss) attributable to KKR & Co. L.P. per common unit of $0.57, on a diluted basis. For the quarter ended March 31, 2014, net income (loss) attributable to KKR & Co. L.P. was $210.0 million and net income (loss) attributable to KKR & Co. L.P. per common unit was $0.65, on a diluted basis. The increase in net income (loss) was primarily due to an increase in KKR & Co. L.P.’s ownership percentage in the KKR business, partially offset by an increase in expenses.

SEGMENT RESULTS*

KEY METRICS
(Amounts in millions, except per adjusted unit amounts)

	Quarter Ended
	March 31, 2015	March 31, 2014	% Change
Total Distributable Earnings
Fees	$300	$328
Realized Cash Carry	302	194
Net Realized Investment Income	231	193
Total Cash Revenues	$833	$715	17%
Total Cash Expenses and Other	317	267
Total Distributable Earnings	$516	$448	15%
Less: Estimated Current Corporate Income Taxes	(29)	(33)
Distributable Earnings, net of taxes	$487	$415	17%

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.60	$0.59	2%
Distribution per KKR & Co. L.P. common unit	$0.46	$0.43	7%

Payout ratio	76%	72%

Economic Net Income
Management, Monitoring and Transaction Fees, Net	$294	$311
Performance Income	447	356
Investment Income	221	279
Total Segment Revenues	$962	$946	2%
Total Segment Expenses and Other	436	391
Economic Net Income, After-Taxes	$526	$555	(5)%

Economic Net Income, After-Taxes per Adjusted Unit	$0.62	$0.77	(19)%

Fee and Yield Earnings	$168	$163	3%

Other
Book Value per Adjusted Unit	$12.19	$11.18	9%

	Last Twelve Months Ended
	March 31, 2015	March 31, 2014
Return on Equity	15%	26%
Cash Return on Equity	20%	20%

* All segment financial information presented in this release reflects a new presentation as of the second quarter of 2014 following the closing of the acquisition of KFN.

Private Markets

AUM was $62.1 billion as of March 31, 2015, an increase of $0.6 billion, compared to AUM of $61.5 billion as of December 31, 2014. The increase was primarily attributable to new capital raised in European Fund IV and Global Infrastructure Investors II as well as appreciation in the fair value of our private equity portfolio. These increases were offset by distributions to limited partners of our private equity funds arising from realizations.

FPAUM was $47.2 billion as of March 31, 2015, a decrease of $0.1 billion, compared to FPAUM of $47.3 billion as of December 31, 2014. The decrease was primarily attributable to distributions to limited partners of our private equity funds arising from realizations as well as the impact of changes in foreign exchange rates on euro denominated commitments. These decreases were offset by new capital raised in European Fund IV and Global Infrastructure Investors II.

Total segment revenues were $868.0 million for the quarter ended March 31, 2015, an increase of $137.3 million, compared to total segment revenues of $730.7 million for the quarter ended March 31, 2014. The increase in revenues for the quarter ended March 31, 2015 was principally attributable to an increase in performance income due to higher net carried interest resulting from more private equity funds earning carried interest and to a lesser extent higher overall appreciation in our private equity portfolio.

ENI was $568.5 million for the quarter ended March 31, 2015, an increase of $83.1 million, compared to ENI of $485.4 million for the quarter ended March 31, 2014. The increase was primarily attributable to higher total segment revenues as described above, partially offset by higher allocations to the carry pool resulting from the higher levels of net carried interest.

Public Markets

AUM was $37.0 billion as of March 31, 2015, a decrease of $0.1 billion, compared to AUM of $37.1 billion as of December 31, 2014. FPAUM was $35.7 billion as of March 31, 2015, a decrease of $0.1 billion, compared to FPAUM of $35.8 billion as of December 31, 2014. For both AUM and FPAUM, the decreases were primarily attributable to distributions and redemptions across multiple strategies, as well as the impact of changes in foreign exchange rates on our euro denominated CLO portfolio. The decreases for both AUM and FPAUM were largely offset by new capital raised.

Total segment revenues were $50.0 million for the quarter ended March 31, 2015, a decrease of $95.6 million, compared to total segment revenues of $145.6 million for the quarter ended March 31, 2014. The decrease in revenues for the quarter ended March 31, 2015 was principally attributable to a decrease in investment income due primarily to net unrealized losses in our CLOs and certain credit and other Public Markets related investments, as well as lower performance income for the period. These decreases were partially offset by an increase in net interest and dividends relating primarily to the yielding assets of KKR Financial Holdings LLC (“KFN”), which was acquired on April 30, 2014 but was not part of the KKR platform for the quarter ended March 31, 2014.

ENI was $2.8 million for the quarter ended March 31, 2015, a decrease of $95.0 million, compared to ENI of $97.8 million for the quarter ended March 31, 2014. The decrease for the quarter ended March 31, 2015 was principally attributable to the decrease in total segment revenues as described above.

Capital Markets

Total segment revenues were $44.4 million for the quarter ended March 31, 2015, a decrease of $24.8 million, compared to total segment revenues of $69.2 million for the quarter ended March 31, 2014. The decrease in revenues primarily reflect a lower level of overall capital markets transaction activity for the quarter ended March 31, 2015.

ENI was $28.1 million for the quarter ended March 31, 2015, a decrease of $19.0 million, compared to ENI of $47.1 million for the quarter ended March 31, 2014. The decrease for the quarter ended March 31, 2015 primarily reflects the decrease in total segment revenues as described above, partially offset by lower compensation expense.

CAPITAL AND LIQUIDITY

As of March 31, 2015, KKR had $1.5 billion of cash and short-term investments and $3.1 billion of outstanding debt and preferred share obligations on a total reportable segment basis. This includes KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of March 31, 2015, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business that had $97.0 million drawn as of March 31, 2015.

As of March 31, 2015, KKR’s portion of total uncalled commitments to its investment funds was $1.2 billion. See Exhibit A for details.

DISTRIBUTION

A distribution of $0.46 per common unit has been declared, comprised of (i) $0.10 per common unit from after-tax FRE, (ii) $0.22 per common unit from realized cash carry, (iii) $0.09 per common unit from KKR’s net realized investment income and (iv) $0.05 per common unit from KFN’s net realized investment income. The distribution will be paid on May 18, 2015 to unitholders of record as of the close of business on May 4, 2015.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Thursday, April 23, 2015 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 22741370, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, ENI after taxes, fee and yield earnings, fee and yield EBITDA, equity invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships ; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2015	March 31, 2014
Revenues
Fees and Other	$291,345	$302,926
Expenses
Compensation and Benefits	364,999	331,038
Occupancy and Related Charges	15,732	15,408
General, Administrative and Other	134,302	126,725
Total Expenses	515,033	473,171
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,919,825	1,972,180
Dividend Income	78,815	96,704
Interest Income	296,158	161,960
Interest Expense	(111,963)	(34,731)
Total Investment Income (Loss)	2,182,835	2,196,113

Income (Loss) Before Taxes	1,959,147	2,025,868

Income Taxes	16,138	21,702

Net Income (Loss)	1,943,009	2,004,166

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	1,933	10,637
Net Income (Loss) Attributable to
Noncontrolling Interests	1,670,569	1,783,488

Net Income (Loss) Attributable to KKR & Co. L.P.	$270,507	$210,041

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.62	$0.72
Diluted (a)	$0.57	$0.65
Weighted Average Common Units Outstanding
Basic	434,874,820	293,490,461
Diluted (a)	472,225,344	325,104,229
(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)
	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$173,780	$178,064	$195,393
Monitoring Fees	97,838	38,738	36,363
Transaction Fees	103,286	53,292	163,516
Fee Credits	(80,494)	(25,728)	(84,668)
Total Management, Monitoring and Transaction Fees, Net	294,410	244,366	310,604
Performance Income
Realized Carried Interest	302,425	198,597	193,550
Incentive Fees	5,665	11,301	17,019
Unrealized Carried Interest	139,284	46,120	145,647
Total Performance Income	447,374	256,018	356,216
Investment Income (Loss)
Net Realized Gains (Losses)	180,667	62,219	181,728
Net Unrealized Gains (Losses)	(10,721)	(324,416)	85,759
Total Realized and Unrealized	169,946	(262,197)	267,487
Net Interest and Dividends	50,675	119,325	11,164
Total Investment Income (Loss)	220,621	(142,872)	278,651
Total Segment Revenues	962,405	357,512	945,471
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	107,027	90,556	108,915
Realized Allocation to Carry Pool	120,970	79,439	77,420
Unrealized Allocation to Carry Pool	55,631	21,508	58,690
Total Compensation and Benefits	283,628	191,503	245,025
Occupancy and Related Charges	14,796	14,383	14,189
Other Operating Expenses	60,946	61,685	52,801
Total Segment Expenses	359,370	267,571	312,015
Income (Loss) attributable to noncontrolling interests	3,622	3,349	3,202
Economic Net Income (Loss) (a)	$599,413	$86,592	$630,254
Provision for Income Taxes	21,235	3,951	36,581
Equity-based Charges	52,265	36,607	39,353
Economic Net Income (Loss), After Taxes (b)	$525,913	$46,034	$554,320

Economic Net Income (Loss), After Taxes Per Adjusted Unit	$0.62	$0.05	$0.77
Weighted Average Adjusted Units (Fully Diluted Basis) (a)	848,061,661	838,067,975	724,579,220

Assets Under Management	$99,128,000	$98,612,500	$102,277,500
Fee Paying Assets Under Management	$82,884,500	$83,046,400	$83,611,600
Equity Invested and Syndicated Capital	$2,945,400	$2,343,900	$3,377,300
Uncalled Commitments	$21,555,600	$21,113,700	$19,985,100

Other Information
Fee Related Earnings	$117,306	$89,043	$151,718
Plus: Net Interest and Dividends	50,675	119,325	11,164
Fee and Yield Earnings (a)	$167,981	$208,368	$162,882
Plus: Depreciation and Amortization	3,881	3,830	4,035
Plus: Core Interest Expense	25,332	27,050	18,400
Fee and Yield EBITDA (a)	$197,194	$239,248	$185,317

Total Distributable Earnings (a)	$516,531	$376,326	$446,808
GAAP interest expense	$111,963	$119,846	$34,731
Less: interest expense related to debt obligations
from investment financing arrangements and KFN	86,631	92,796	16,331
Core Interest Expense (a)	$25,332	$27,050	$18,400
(a)	See definitions for economic net income (loss), adjusted units, fee and yield earnings, fee and yield EBITDA, total distributable earnings and core interest expense under “Notes to Reportable Segments.”
(b)	Represents economic net income (loss) after reductions for income taxes and equity-based charges.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$109,276	$111,186	$123,039
Monitoring Fees	97,838	38,738	36,363
Transaction Fees	46,599	8,480	93,020
Fee Credits	(69,906)	(16,054)	(80,338)
Total Management, Monitoring and Transaction Fees, Net	183,807	142,350	172,084
Performance Income
Realized Carried Interest	302,425	198,597	168,800
Incentive Fees	—	—	—
Unrealized Carried Interest	126,937	34,070	145,776
Total Performance Income	429,362	232,667	314,576
Investment Income (Loss)
Net Realized Gains (Losses)	183,264	60,768	176,198
Net Unrealized Gains (Losses)	79,363	(201,497)	70,673
Total Realized and Unrealized	262,627	(140,729)	246,871
Net Interest and Dividends	(7,831)	49,084	(2,808)
Total Investment Income (Loss)	254,796	(91,645)	244,063
Total Segment Revenues	867,965	283,372	730,723

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	73,967	55,750	66,898
Realized Allocation to Carry Pool	120,970	79,439	67,520
Unrealized Allocation to Carry Pool	50,693	16,688	58,743
Total Compensation and Benefits	245,630	151,877	193,161
Occupancy and Related Charges	11,016	10,687	11,560
Other Operating Expenses	42,116	43,754	40,059
Total Segment Expenses	298,762	206,318	244,780
Income (Loss) attributable to noncontrolling interests	719	232	515

Economic Net Income (Loss)	$568,484	$76,822	$485,428

Assets Under Management	$62,139,400	$61,505,800	$60,520,300
Fee Paying Assets Under Management	$47,161,900	$47,262,500	$48,211,000
Equity Invested	$2,047,400	$828,000	$2,551,800
Uncalled Commitments	$18,690,000	$18,272,400	$18,256,800

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$64,504	$66,878	$72,354
Monitoring Fees	-	-	-
Transaction Fees	13,430	10,511	6,022
Fee Credits	(10,588)	(9,674)	(4,330)
Total Management, Monitoring and Transaction Fees, Net	67,346	67,715	74,046
Performance Income
Realized Carried Interest	-	-	24,750
Incentive Fees	5,665	11,301	17,019
Unrealized Carried Interest	12,347	12,050	(129)
Total Performance Income	18,012	23,351	41,640
Investment Income (Loss)
Net Realized Gains (Losses)	684	1,417	5,479
Net Unrealized Gains (Losses)	(87,877)	(121,340)	14,814
Total Realized and Unrealized	(87,193)	(119,923)	20,293
Net Interest and Dividends	51,872	62,398	9,577
Total Investment Income (Loss)	(35,321)	(57,525)	29,870
Total Segment Revenues	50,037	33,541	145,556
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	24,005	25,174	26,745
Realized Allocation to Carry Pool	-	-	9,900
Unrealized Allocation to Carry Pool	4,938	4,820	(53)
Total Compensation and Benefits	28,943	29,994	36,592
Occupancy and Related Charges	3,122	3,026	2,172
Other Operating Expenses	14,954	11,502	8,507
Total Segment Expenses	47,019	44,522	47,271
Income (Loss) attributable to noncontrolling interests	175	394	522

Economic Net Income (Loss)	$2,843	$(11,375)	$97,763

Assets Under Management	$36,988,600	$37,106,700	$41,757,200
Fee Paying Assets Under Management	$35,722,600	$35,783,900	$35,400,600
Equity Invested	$649,300	$1,126,700	$734,100
Uncalled Commitments	$2,865,600	$2,841,300	$1,728,300
Gross Dollars Invested	$1,210,800	$1,545,600	$989,700

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$-	$-	$-
Monitoring Fees	-	-	-
Transaction Fees	43,257	34,301	64,474
Fee Credits	-	-	-
Total Management, Monitoring and Transaction Fees, Net	43,257	34,301	64,474
Performance Income
Realized Carried Interest	-	-	-
Incentive Fees	-	-	-
Unrealized Carried Interest	-	-	-
Total Performance Income	-	-	-
Investment Income (Loss)
Net Realized Gains (Losses)	(3,281)	34	51
Net Unrealized Gains (Losses)	(2,207)	(1,579)	272
Total Realized and Unrealized	(5,488)	(1,545)	323
Net Interest and Dividends	6,634	7,843	4,395
Total Investment Income (Loss)	1,146	6,298	4,718
Total Segment Revenues	44,403	40,599	69,192
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	9,055	9,632	15,272
Realized Allocation to Carry Pool	-	-	-
Unrealized Allocation to Carry Pool	-	-	-
Total Compensation and Benefits	9,055	9,632	15,272
Occupancy and Related Charges	658	670	457
Other Operating Expenses	3,876	6,429	4,235
Total Segment Expenses	13,589	16,731	19,964
Income (Loss) attributable to noncontrolling interests	2,728	2,723	2,165

Economic Net Income (Loss)	$28,086	$21,145	$47,063

Syndicated Capital	$248,700	$389,200	$91,400

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of		As of
	March 31, 2015		December 31, 2014
Cash and short-term investments	$1,453,916		$1,121,385
Investments	10,040,752	(a)	9,807,606
Unrealized carry (b)	1,375,022	(b)	1,283,022	(b)
Other assets	1,055,496		999,654
Total assets	$13,925,186		$13,211,667

Debt obligations - KKR (ex-KFN)	$2,097,000		$1,527,000
Debt obligations - KFN	657,310		657,310
Preferred shares - KFN	373,750		373,750
Other liabilities	285,297		413,808
Total liabilities	3,413,357		2,971,868
Noncontrolling interests	124,769		121,574
Book value	$10,387,060		$10,118,225

Book value per adjusted unit	$12.19		$12.07

(a) See schedule of investments that follows on the next page.

	As of		As of
(b) Unrealized Carry	March 31, 2015		December 31, 2014
Private Markets	$1,281,225		$1,196,633
Public Markets	93,797		86,389
Total	$1,375,022		$1,283,022

KKR
SCHEDULE OF INVESTMENTS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of March 31, 2015

Investments	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Co-Investments	$2,366,648	$2,900,089	28.9%
Private Equity Funds	858,817	1,082,185	10.8%
Private Equity Total	3,225,465	3,982,274	39.7%
Energy	939,776	684,117	6.8%
Real Estate	671,839	693,559	6.9%
Infrastructure	151,252	155,207	1.5%
Real Assets Total	1,762,867	1,532,883	15.2%

Private Markets Total	4,988,332	5,515,157	54.9%

Special Situations	762,043	808,111	8.0%
Direct Lending	200,583	190,721	1.9%
Mezzanine	86,520	94,358	0.9%
Alternative Credit	1,049,146	1,093,190	10.8%
CLOs	1,538,004	1,374,076	13.7%
Liquid Credit	257,000	282,968	2.9%
Credit Total	2,844,150	2,750,234	27.4%

Specialty Finance	282,513	255,440	2.5%

Public Markets Total	3,126,663	3,005,674	29.9%

Other	1,497,099	1,519,921	15.2%

Total Investments	$9,612,094	$10,040,752	100.0%

Significant Aggregate Portfolio Company Investments: (a)
First Data Corporation	$1,061,332	$1,248,176	12.4%
Walgreens Boots Alliance	165,776	594,838	5.9%
Biomet, Inc.	164,644	229,342	2.3%
HCA Inc.	29,455	188,244	1.9%
U.S. Foodservice, Inc.	80,000	112,000	1.1%
	1,501,207	2,372,600	23.6%
Other Investments	8,110,887	7,668,152	76.4%
Total Investments	$9,612,094	$10,040,752	100.0%
(a)	The significant aggregate portfolio company investments include the top five private equity investments in portfolio companies (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair market value as of March 31, 2015. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2015
December 31, 2014	$61,505,800	$37,106,700		$98,612,500
New Capital Raised	1,591,100	2,247,900		3,839,000
Distributions	(2,967,000)	(1,848,600)	(c)	(4,815,600)
Net Changes in Fee Base of Certain Funds (a)	-	(238,600)		(238,600)
Change in Value	2,009,500	(278,800)		1,730,700
March 31, 2015	$62,139,400	$36,988,600		$99,128,000

Trailing Twelve Months Ended March 31, 2015
March 31, 2014	$60,520,300	$41,757,200		$102,277,500
New Capital Raised	7,058,200	8,379,900		15,438,100
KFN Acquisition (b)	-	(4,511,900)		(4,511,900)
Distributions	(11,502,200)	(7,793,500)	(d)	(19,295,700)
Net Changes in Fee Base of Certain Funds (a)	-	(238,600)		(238,600)
Change in Value	6,063,100	(604,500)		5,458,600
March 31, 2015	$62,139,400	$36,988,600		$99,128,000

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2015
December 31, 2014	$47,262,500	$35,783,900		$83,046,400
New Capital Raised	1,320,500	2,193,800		3,514,300
Distributions	(961,100)	(1,586,400)	(c)	(2,547,500)
Net Changes in Fee Base of Certain Funds (a)	-	(325,200)		(325,200)
Change in Value	(460,000)	(343,500)		(803,500)
March 31, 2015	$47,161,900	$35,722,600		$82,884,500

Trailing Twelve Months Ended March 31, 2015
March 31, 2014	$48,211,000	$35,400,600		$83,611,600
New Capital Raised	6,183,700	9,997,400		16,181,100
KFN Acquisition (b)	-	(2,684,700)		(2,684,700)
Distributions	(6,368,400)	(5,584,300)	(d)	(11,952,700)
Net Changes in Fee Base of Certain Funds (a)	-	(325,200)		(325,200)
Change in Value	(864,400)	(1,081,200)		(1,945,600)
March 31, 2015	$47,161,900	$35,722,600		$82,884,500
*	Excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest.
(a)	Represents the impact of certain funds entering the post-investment period.
(b)	Certain assets that were externally managed prior to the acquisition of KFN are now reported on the balance sheet and excluded from AUM and FPAUM.
(c)	Includes $653.2 million of redemptions by fund investors.
(d)	Includes $3,414.6 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of March 31, 2015
(Amounts in millions, except percentages)
	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
European Fund IV	12/2014	12/2020	$2,229.3	$2,068.4	8.9%	$160.9	$-	$160.9	$154.8
Asian Fund II	4/2013	4/2019	5,825.0	4,157.0	1.3%	1,668.0	-	1,668.0	2,382.4
North America Fund XI	9/2012	9/2018	8,718.4	4,202.6	2.9%	4,515.8	205.6	4,515.8	6,006.1
China Growth Fund	11/2010	11/2016	1,010.0	444.7	1.0%	565.3	46.3	547.9	683.0
E2 Investors (Annex Fund)	8/2009	11/2013	208.1	12.3	4.6%	195.8	166.0	33.9	150.4
European Fund III	3/2008	3/2014	6,137.6	629.1	4.6%	5,508.5	3,934.4	3,694.0	4,596.6
Asian Fund	7/2007	4/2013	3,983.3	158.7	2.5%	3,824.6	4,432.7	2,296.7	3,452.2
2006 Fund	9/2006	9/2012	17,642.2	553.1	2.1%	17,089.1	15,043.2	9,270.4	15,319.2
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	6,143.6	1,268.9	2,068.6
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	11,445.6	1,284.3	2,284.5
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,736.6	-	40.0
Total Private Equity Funds			60,590.1	12,225.9		48,364.2	50,154.0	24,740.8	37,137.8

Co-Investment Vehicles	Various	Various	4,195.9	1,298.1	Various	2,897.8	1,434.9	2,371.5	3,059.5

Total Private Equity			64,786.0	13,524.0		51,262.0	51,588.9	27,112.3	40,197.3

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,217.7	12.8%	756.5	92.1	715.0	580.3
Natural Resources Fund	Various	Various	887.4	2.9	Various	884.5	96.6	809.9	319.9
Global Energy Opportunities	Various	Various	1,033.7	809.6	Various	224.1	27.7	218.4	149.1
Infrastructure Fund	9/2011	10/2014	1,039.8	132.5	4.8%	907.3	81.8	907.3	947.8
Infrastructure Fund II	10/2014	10/2020	2,325.6	2,275.3	5.4%	50.3	-	50.3	50.3
Infrastructure Co-Investments	Various	Various	1,125.0	-	Various	1,125.0	314.8	1,125.0	1,583.1
Real Estate Partners Americas	5/2013	12/2016	1,330.2	728.0	16.3%	602.2	229.8	500.8	557.4
Real Assets			9,715.9	5,166.0		4,549.9	842.8	4,326.7	4,187.9

Private Markets Total			74,501.9	18,690.0		55,811.9	52,431.7	31,439.0	44,385.2

Public Markets
Special Situations Fund	12/2012	12/2015	2,073.7	168.4	11.6%	1,905.3	73.7	1,905.3	2,214.2
Special Situations Fund II	12/2014	(b)	659.7	574.7	22.8%	85.0	-	85.0	85.5
Mezzanine Fund	3/2010	8/2015	1,022.8	223.1	4.4%	799.7	269.6	669.7	797.2
Direct Lending Fund	12/2011	12/2014	460.2	77.2	15.2%	383.0	127.7	355.0	357.0
Direct Lending Fund II	06/2014	06/2017	1,071.4	638.1	4.7%	433.3	-	433.3	460.4
Other Alternative Credit Vehicles	Various	Various	3,325.8	1,184.1	Various	2,141.7	1,142.6	1,483.2	1,703.6

Public Markets Total			8,613.6	2,865.6		5,748.0	1,613.6	4,931.5	5,617.9

Grand Total			$83,115.5	$21,555.6		$61,559.9	$54,045.3	$36,370.5	$50,003.1
(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	Three years from final close.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Cash Revenues
Fees	$300,075	$255,667	$327,623
Realized cash carry	302,425	198,597	193,550
Net realized investment income - KKR (ex-KFN)	191,477	120,618	192,892
Net realized investment income - KFN	39,865	60,926	-
Total Cash Revenues	833,842	635,808	714,065
Cash Expenses
Cash compensation and benefits	107,027	90,556	108,915
Realized cash carry allocated to carry pool	120,970	79,439	77,420
Occupancy and related charges	14,796	14,383	14,189
Other operating expenses	60,946	61,685	52,801
Total Cash Expenses	303,739	246,063	253,325

Cash income (loss) before noncontrolling interests and local taxes	530,103	389,745	460,740

Less: local income taxes	(9,950)	(10,070)	(10,730)
Less: noncontrolling interests	(3,622)	(3,349)	(3,202)
Total Distributable Earnings	516,531	376,326	446,808
Less: estimated current corporate income taxes	(28,855)	(15,113)	(33,445)
Distributable Earnings, net of taxes	487,676	361,213	413,363
Less: Undistributed net realized investment income - KKR (ex-KFN)	(114,886)	(72,371)	(115,735)
Distributed Earnings	$372,790	$288,842	$297,628

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.60	$0.44	$0.59

Distribution per KKR & Co. L.P. common unit	$0.46	$0.35	$0.43

Components of Distribution per KKR & Co. L.P. Common Unit

After-tax FRE	$0.10	$0.07	$0.15
Realized Cash Carry	$0.22	$0.15	$0.17
Distributed Net Realized Investment Income - KKR (ex-KFN)	$0.09	$0.06	$0.11
Distributed Net Realized Investment Income - KFN	$0.05	$0.07	$-

Fee and yield earnings distribution per KKR & Co. L.P. common unit	$0.15	$0.18	$0.16

Adjusted Units Eligible For Distribution	813,796,584	813,647,533	696,070,615

Payout Ratio	76.4%	80.0%	72.0%

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of (i) total management, monitoring and transaction fees, net, plus incentive fees, less (ii) cash compensation and benefits, occupancy and related charges and other operating expenses. This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before carried interest and related carry pool allocations and investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan (“Equity Incentive Plan”); (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan or other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Fee and Yield Earnings is comprised of FRE and net interest and dividends from KKR’s business segments. This measure is used by management as a measure of the cash earnings of KKR and its business segments’ investment income. We believe this measure is useful to unitholders as it provides insight into the amount of KKR’s cash earnings, significant portions of which tend to be more recurring than realized carried interest and net realized gains from quarter to quarter.

Fee and Yield EBITDA is comprised of Fee and Yield Earnings before the impact of depreciation of fixed assets and core interest expense. This is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

Net realized investment income – KKR (ex-KFN) refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income, and (iii) interest income net of interest expense in each case generated by KKR (excluding KFN). This term describes a portion of KKR’s quarterly distribution and excludes net realized investment income of KFN.

Net realized investment income – KFN refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense less certain general and administrative expenses incurred in the generation of net realized investment income in each case generated by KFN. This term describes a portion of KKR’s quarterly distribution.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) net realized investment income — KKR (ex-KFN) and (iv) net realized investment income — KFN; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; (iv) the value of outstanding CLOs (excluding CLOs wholly-owned by KKR); and (v) the fair value of other assets managed by KKR. AUM excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds or CLOs, for only those funds or CLOs where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Equity invested is the aggregate amount of equity capital that has been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investments among its investment funds and carry-yielding co-investment vehicles and replaces committed dollars invested. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds, including investments made using investment financing arrangements.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for a portion of KKR’s Public Markets segment in a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of capital across private credit non-liquid strategies for all the investment vehicles in the Public Markets segment. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in the Capital Markets segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. On a segment basis, interest expense is included in net interest and dividends within total investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes on a trailing twelve-month basis by the average book value during the period.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Distributable Earnings, net of taxes on a trailing twelve-month basis by the average book value during the period.

KKR
EXHIBIT A
KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

Uncalled Commitments
Private Markets
European Fund IV	$184,700
Energy Income and Growth Fund	157,200
North America Fund XI	156,700
Infrastructure Fund II	121,600
Real Estate Partners Americas	118,500
Asian Fund II	53,200
European Fund III	52,100
2006 Fund	23,400
Co-Investment Vehicles	30,500
Other Private Markets Funds	14,600
Total Private Markets Commitments	912,500

Public Markets
Special Situations Vehicles	187,900
Direct Lending Vehicles	82,500
Mezzanine Fund	9,600
Total Public Markets Commitments	280,000

Total Uncalled Commitments	$1,192,500

KKR
EXHIBIT B
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.62	$0.00	$0.72
Weighted Average Common Units Outstanding - Basic	434,874,820	431,432,521	293,490,461
Net income (loss) attributable to KKR & Co. L.P.	270,507	(583)	210,041
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	239,008	(3,365)	300,814
Plus: Non-cash equity-based charges	76,550	55,968	77,528
Plus: Amortization of intangibles and other, net	(2,790)	28,048	20,169
Plus: Income taxes	16,138	6,524	21,702
Economic net income (loss)	599,413	86,592	630,254
Less: Provision for income taxes	21,235	3,951	36,581
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	52,265	36,607	39,353
Economic net income (loss) after taxes	525,913	46,034	554,320
Weighted Average Adjusted Units	848,061,661	838,067,975	724,579,220
Economic net income (loss) after taxes per adjusted unit	$0.62	$0.05	$0.77

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EARNINGS, FEE AND YIELD EBITDA, TOTAL DISTRIBUTABLE EARNINGS, AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014

Net income (loss) attributable to KKR & Co. L.P.	$270,507	$(583)	$210,041
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	239,008	(3,365)	300,814
Plus: Non-cash equity-based charges	76,550	55,968	77,528
Plus: Amortization of intangibles and other, net	(2,790)	28,048	20,169
Plus: Income taxes	16,138	6,524	21,702
Economic net income (loss)	599,413	86,592	630,254
Plus: Income attributable to segment noncontrolling interests	3,622	3,349	3,202
Less: Total investment income (loss)	220,621	(142,872)	278,651
Less: Net carried interest	265,108	143,770	203,087
Fee related earnings	117,306	89,043	151,718
Plus: Net interest and dividends	50,675	119,325	11,164
Fee and yield earnings	167,981	208,368	162,882
Plus: Depreciation and amortization	3,881	3,830	4,035
Plus: Core interest expense	25,332	27,050	18,400
Fee and yield EBITDA	197,194	239,248	185,317
Less: Depreciation and amortization	3,881	3,830	4,035
Less: Core interest expense	25,332	27,050	18,400
Less: Net interest and dividends	50,675	119,325	11,164
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	181,455	119,158	116,130
Plus: Net realized investment income - KKR (ex-KFN)	191,477	120,618	192,892
Plus: Net realized investment income - KFN	39,865	60,926	—
Less: Local income taxes and noncontrolling interests	13,572	13,419	13,932
Total distributable earnings	516,531	376,326	446,808
Plus: Depreciation and amortization	3,881	3,830	4,035
Plus: Core interest expense	25,332	27,050	18,400
Plus: Local income taxes and noncontrolling interests	13,572	13,419	13,932
Total EBITDA	$559,316	$420,625	$483,175

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	March 31, 2015	December 31, 2014

KKR & Co. L.P. partners’ capital	$5,601,366	$5,382,691
Noncontrolling interests held by KKR Holdings L.P.	4,719,963	4,661,679
Equity impact of KKR Management Holdings Corp. and other	65,731	73,855

Book value	10,387,060	10,118,225
Adjusted units	852,445,671	838,020,974
Book value per adjusted unit	$12.19	$12.07

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)
	As of	As of
	March 31, 2015	December 31, 2014

Cash and cash equivalents	$1,306,975	$918,080
Liquid short-term investments	146,941	203,305
Cash and short-term investments	$1,453,916	$1,121,385

KKR
EXHIBIT C
RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING - BASIC TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Weighted Average GAAP Common Units Outstanding - Basic	434,874,820	431,432,521	293,490,461
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	37,350,524	27,550,338	31,613,768
Weighted Average GAAP Common Units Outstanding - Diluted	472,225,344	458,982,859	325,104,229
Adjustments:
Weighted Average KKR Holdings Units (b)	375,836,317	379,085,116	399,474,991
Weighted Average Adjusted Units	848,061,661	838,067,975	724,579,220

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING - BASIC TO ADJUSTED UNITS AND ADJUSTED UNITS ELIGIBLE FOR DISTRIBUTION (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units and Adjusted Units Eligible for Distribution.

	As of	As of
	March 31, 2015	December 31, 2014
GAAP Common Units Outstanding - Basic	438,054,363	433,330,540
Unvested Common Units and Other Securities (a)	41,729,331	27,493,685
GAAP Common Units Outstanding - Diluted	479,783,694	460,824,225
Adjustments:
KKR Holdings Units (b)	372,661,977	377,196,749
Adjusted Units	852,445,671	838,020,974
Adjustments:
Unvested Common Units and Unvested Other Securities (a)	(38,649,087)	(24,373,441)
Adjusted Units Eligible For Distribution	813,796,584	813,647,533
(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P. common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson, +1-877-610-4910 (U.S.)
+1-212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller, +1-212-750-8300
media@kkr.com